Exhibit 10.1

PURCHASE AND SALE AGREEMENT

Agreement made this 11th day of February, 2007 by and between PFD Ivanhoe, Inc., a California corporation, (“Seller”) and PriceSmart Inc., a Delaware corporation (“Purchaser”).

Recitals

A) Seller and NJS entered into a Citation XLS Fractional Interest Purchase Agreement dated March 23, 2006 (the “Purchase Agreement”), for the purchase of a six and one-quarter percent (6.25%) undivided interest in Citation XLS Aircraft Serial Number 560-5611 bearing United States Registration Number N654QS (the “Aircraft”).

B) Seller and NJA entered into a Citation XLS Fractional Ownership Program Management Services Agreement dated March 23, 2006, covering the Aircraft (the “Management Agreement”).

C) Seller and SERVICES entered into a Citation XLS Master Dry-Lease Aircraft Exchange Agreement dated March 23, 2006, covering the Aircraft (the “Master Interchange Agreement”).

D) Seller and other undivided interest owners of the Aircraft entered into a Citation XLS Fractional Owners Agreement dated March 23, 2006, covering certain agreements among themselves (the “Owners Agreement”).

E) Seller wishes to sell and assign its rights to and obligations under the aforementioned agreements, in Recital clauses A, B, C, and D above (referred to in this Agreement as the “Property”) to Purchaser and Purchaser wishes to and purchase Seller’s rights and obligations under the aforementioned agreements.

NOW THEREFORE, in consideration of the mutual covenants herein the parties hereto agree as follows:

1. Purchase and Sale. Seller shall sell the Property to Purchaser and Purchaser shall purchase the Property from Seller pursuant to the provisions of this Agreement.

2. Purchase Price. Purchaser shall pay Seller six hundred fifty-seven thousand six hundred dollars ($657,600) (the “Purchase Price”) for the Property.

3. Closing. The closing for the purchase and sale as provided herein shall occur on February 11, 2007 at Suite 520, 7979 Ivanhoe Avenue, La Jolla California at 10:00 am (the “Closing”). At Closing, Seller shall pay Purchaser the Purchase Price by check or wire transfer to Seller’s account. Seller and Purchaser will execute and deliver to each other signed counterparts of the Assignment and Consent in the form attached hereto as Exhibit A.

4. No Representations or Warranties. Purchaser acknowledges that Seller has not and does not make any representations or warranties whatsoever with respect to the Property or this transaction. Furthermore, Purchaser acknowledges that it has made its own due diligence investigation with respect to the Property.

5. Miscellaneous Matters.

A) This Agreement including the exhibit attached hereto shall constitute the entire Agreement between Seller and Purchaser and supersede any and all prior written or oral agreements, representations, and warranties between and among the parties and their agents, all of which are merged Into or revoked by this Agreement, with respect to its subject matter.

B) No waiver, amendment or discharge, of this Agreement shall be valid unless the same is in writing and signed by the party against which enforcement of such waiver, amendment or discharge is or may be sought.

C) In the event any term, covenant or condition contained herein is held to be invalid, void, or otherwise unenforceable, by any court of competent jurisdiction, such holding shall in no way affect the validity or enforceability of any other term, covenant or condition contained herein.

D) This Agreement and the obligation of the parties hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of California.

E) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

F) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A photocopy or telephonic facsimile of this Agreement duly executed by all parties shall have the same legal standing as an original executed document. Any signature page to a counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Executed as of the date first written above.

PriceSmart, Inc.		PDF Ivanhoe, Inc.

By:	/s/ John Heffner	By:	/s/ Kathy Hillan
Its:	CFO	Its:	Manager